UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2022

Riot Blockchain, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 Ambrosia Street, Suite 301 Castle Rock, CO 80109
(Address of principal executive offices)

(303) 794-2000
(Registrant’s telephone number, including area code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RIOT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

Riot Blockchain, Inc. (“Riot”, the “Company”, “we”, “us”, “our”, etc.) entered into a sales agreement, dated as of March 31, 2022 (the “Sales Agreement”), with Cantor Fitzgerald & Co., B. Riley Securities, Inc., BTIG, LLC, Roth Capital Partners, LLC, D.A. Davidson & Co., Macquarie Capital (USA) Inc., and Northland Securities, Inc. (each, an “Agent”, and collectively, the “Agents”). Pursuant to the Sales Agreement, we may offer and sell, at our option, an indeterminate number of shares of our common stock, no par value per share (the “Placement Shares”) having an aggregate initial offering price of up to $500,000,000, through the Agents, as our sales agents, from time to time at prevailing market prices in an “at-the-market offering” within the meaning of Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including sales made to the public directly on or through the Nasdaq Capital Market and any other trading market for shares of our common stock (the “Offering”).

The Placement Shares will be offered and sold under the Company’s effective Registration Statement on Form S-3 (File No. 333-259212) filed with the Securities and Exchange Commission (the “SEC”) on August 31, 2021 (the “Registration Statement”), pursuant to the prospectus supplement dated as of, and filed with the SEC on, March 31, 2022 (the “Prospectus Supplement”), which supplements and amends the base prospectus filed with and forming a part of the Registration Statement.

Under the Sales Agreement, we may from time to time deliver placement notices to the Agents designating the number of Placement Shares and the minimum price per share thereof to be offered. However, subject to the terms and conditions of the Sales Agreement, the Agents are not required to sell any specific number or dollar amount of Placement Shares but will act as Agent using their commercially reasonable efforts consistent with their normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Stock Market. We or any Agent, with respect to itself only, may suspend the offering of Placement Shares by notifying the other party. The Offering will terminate after the sale of all of the Placement Shares subject to the Sales Agreement, or sooner in accordance with the Sales Agreement, upon proper notice by us and/or the Agents or by mutual agreement.

We will pay the Agents a commission of up to 3.0% of the gross sales price of the shares of the Placement Shares sold under the Sales Agreement, and we have also agreed to reimburse the Agents for certain expenses under the Sales Agreement. We made certain customary representations, warranties and covenants concerning the Company and the Placement Shares in the Sales Agreement and also agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, as set forth in the Sales Agreement.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 8.01 – Other Events.

On March 31, 2022, the Company and its sales agents with respect thereto, Cantor Fitzgerald & Co., B. Riley Securities, Inc., Compass Point Research & Trading, LLC, and Roth Capital Partners, LLC, mutually agreed to terminate the sales agreement between them, dated as of August 31, 2021 (the “2021 Sales Agreement”), effective as of March 31, 2022. The 2021 Sales Agreement covered the Company’s previously announced at-the-market public offering of up to $600,000,000 in shares of the Company’s common stock (the “2021 ATM Offering”). As previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, the Company had completed the 2021 ATM Offering as of December 31, 2021, and no shares remained available to be offered or sold under the 2021 Sales Agreement.

Item 9.01– Financial Statements and Exhibits.

(d)   Exhibits.

1.1*

Sales Agreement, dated as of March 31, 2022, by and among Riot Blockchain, Inc. and its sales agents, Cantor Fitzgerald & Co., B. Riley Securities, Inc., BTIG, LLC, Roth Capital Partners, LLC, D.A. Davidson & Co., Macquarie Capital (USA) Inc., and Northland Securities, Inc.

5.1	Opinion of counsel of Lewis Roca Rothgerber Christie LLP.

23.1	Consent of Lewis Roca Rothgerber Christie LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and similar amendments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplement copies of any of the omitted schedules upon request by the SEC.

 S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT BLOCKCHAIN, INC.

By:	/s/ Jeffrey McGonegal
Name: Jeffrey McGonegal
Title: Chief Financial Officer

Date: March 31, 2022